EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-166862, 333-167822, 333-174282, 333-182964, 333-183557, 333-187710, 333-188066, 333-201824, 333-209000, 333-217182, and 333-218807), and Form S-8 (Registration Nos. 333-101651, 333-122844, 333-163396, 333-192531, 333-205661, 333-219204, and 333-233132) and related prospectuses of Lineage Cell Therapeutics, Inc. of our reports dated March 12, 2020, with respect to the consolidated financial statements of Lineage Cell Therapeutics, Inc. and Subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph related to a change in its method of accounting for revenue) and the effectiveness of Lineage Cell Therapeutics, Inc. and Subsidiaries’ internal control over financial reporting, which appear in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ OUM & Co. LLP

San Francisco, California

March 12, 2020